Exhibit 10.1
THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) dated as of May 3, 2024 is by and among COMSCORE, INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto, and BANK OF AMERICA, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”).
RECITALS

WHEREAS, the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto, the Administrative Agent, and the L/C Issuer are parties to that certain Credit Agreement, dated as of May 5, 2021 (as amended by that certain First Amendment to Credit Agreement dated as of February 25, 2022, and that certain Second Amendment to Credit Agreement dated as of February 24, 2023, and as further amended, modified, extended, restated, replaced, or supplemented in writing from time to time, the “Credit Agreement”).

WHEREAS, the Loan Parties have requested that the Lenders agree to amend the Credit Agreement on the terms and conditions set forth herein.

WHEREAS, the Lenders have agreed to do so, but only pursuant to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.Definitions. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.
2.Estoppel. Each Loan Party hereby acknowledges and agrees that, as of the close of business on May 2, 2024, (a) the Outstanding Amount of the Revolving Loans was $16,000,000.00, (b) the Outstanding Amount of the Swing Line Loans was $0.00, and (c) the Outstanding Amount of the L/C Obligations was $3,181,692.82, each of which constitutes a valid and subsisting obligation of each Loan Party, jointly and severally, owed to the Lenders or the L/C Issuer, as applicable, that is not subject to any credits, offsets, defenses, claims, counterclaims, or adjustments of any kind.
3.Consent, Acknowledgement, and Reaffirmation. Each Loan Party hereby: (a) acknowledges and consents to this Agreement and the terms and provisions hereof; (b) reaffirms the covenants and agreements contained in each Loan Document to which such Person is party, including, in each case, as such covenants and agreements may be modified by this Agreement and the transactions contemplated hereby; (c) reaffirms that each of the Liens created and granted in or pursuant to the Loan Documents in favor of the Administrative Agent for the benefit of the holders of the Secured Obligations is valid and subsisting, and acknowledges and agrees that this Agreement shall in no manner impair or otherwise adversely affect such Liens; and (d) confirms that each Loan Document to which such Person is a party is and shall continue to be in full force and effect and the same is hereby ratified and confirmed in all respects, except that upon the effectiveness of this Agreement, all references in such Loan Documents to the “Credit Agreement”, “thereunder”, “thereof”, or words of like import shall mean the Credit

Agreement and the other Loan Documents, as the case may be, as in effect and as modified by this Agreement.
4.Amendment to Credit Agreement. As of the Effective Date, the Credit Agreement is hereby amended as follows:
(a)Section 1.01 of the Credit Agreement is hereby amended as follows:
(i)The following new definitions are hereby added in the appropriate alphabetical order:
“Liberty” has the meaning set forth in the definition of “Preferred Equity Holders”.
“Third Amendment Effective Date” means May 3, 2024.
(ii)The table contained in the definition of “Applicable Rate” is hereby amended and restated to read as follows:

Period	Daily SOFR & Letter of Credit Fee	Base Rate	Commitment Fee
From the Closing Date to but excluding the First Amendment Effective Date	2.25%	1.25%	0.25%
From the First Amendment Effective Date to but excluding the Second Amendment Effective Date	2.50%	1.50%	0.25%
From the Second Amendment Effective Date to but excluding the Third Amendment Effective Date	3.50%	2.50%	0.25%
From and after the Third Amendment Effective Date	4.50%	3.50%	0.25%

(iii)The definition of “Commitment” is hereby amended by adding a new sentence to the end of such definition to read as follows:
The Commitment of all the Lenders on the Third Amendment Effective Date shall be $25,000,000.
(iv)The definition of “Maturity Date” is hereby amended by replacing the reference therein to “May 5, 2024” with “November 5, 2024”.
(v)The definition of “Preferred Equity” is hereby amended and restated in its entirety to read as follows:

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“Preferred Equity” means the Equity Interests of the Borrower consisting of Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), that have been or may be issued from time to time.
(vi)The definition of “Preferred Equity Holders” is hereby amended and restated in its entirety to read as follows:
“Preferred Equity Holders” means: Charter Communications Holding Company, LLC, a Delaware limited liability company (“Charter”); Liberty Broadband Corporation, a Delaware corporation (“Liberty”); Pine Investor, LLC, a Delaware limited liability company wholly owned by funds advised by Cerberus Capital Management, L.P. (“Pine”); the respective Affiliates of Charter, Liberty and Pine; and Charter’s, Liberty’s and Pine’s (and their respective Affiliates’) investment funds and controlled investment vehicles.
(b)Section 6.02(n) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(n)    Lender Calls. From and after the Third Amendment Effective Date, the Borrower shall conduct a telephonic meeting with the Administrative Agent and the Lenders on a bi-weekly basis to discuss such matters as the Administrative Agent and the Lenders may reasonably request, at which shall be present such officers of the Loan Parties as may be reasonably requested to attend by the Administrative Agent, such request or requests to be made within a reasonable time prior to the scheduled date of such meeting.
(c)Section 7.06(g) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(g)    prior to the Third Amendment Effective Date, the Borrower may make Restricted Payments with respect to its Equity Interests, so long as, before and after giving effect to such Restricted Payment, (i) no Default shall have occurred and be continuing, (ii) the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 recomputed for the most recently completed Measurement Period on a Pro Forma Basis and (iii) Liquidity shall be at least $10,000,000.
(d)Section 7.11(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(c)    Permit the Consolidated Asset Coverage Ratio to be less than (i) 1.50:1.00 as of the end of any Measurement Period ending as of the end of any fiscal quarter of the Borrower beginning with the fiscal quarter ending March 31, 2022, and continuing until the Measurement Period ending December 31, 2022, (ii) 2.00:1.00 as of the last day of each calendar month beginning with calendar month ending March 31, 2023 through the calendar month ending April 30, 2024, and (iii) 2.50:1.00 as of the last day of each calendar month from and after the calendar month ending May 31, 2024.

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(e)Section 7.11(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(d)    Permit Liquidity to be less than (i) $28,000,000 as of the last Business Day of each calendar month beginning with calendar month ending March 31, 2023 through the calendar month ending February 29, 2024, and (ii) $22,000,000 as of the last Business Day of each calendar month from and after the calendar month ending March 31, 2024.
(f)Schedule 1.01(b) to the Credit Agreement is hereby amended and restated in its entirety to read in the form attached hereto as Schedule 1.
5.Amendment Fees. In consideration of the written consent of the Lenders provided hereby, the Loan Parties hereby agree to pay to the Administrative Agent, for the ratable benefit of the Lenders, each of the following:
(a)An amendment fee (the “Effective Date Amendment Fee”) in an amount equal to twenty-five basis points (0.25%) of the Commitments of the Lenders in effect immediately after giving effect to this Agreement. The Effective Date Amendment Fee shall be fully earned, non-refundable, due, and payable in immediately available funds on the Effective Date.
(b)A secondary amendment fee (the “Secondary Amendment Fee”) in an amount equal to two hundred basis points (2.00%) of the Commitments of the Lenders in effect immediately after giving effect to this Agreement. The Secondary Amendment Fee shall be fully earned, non-refundable, due and payable in immediately available funds on the Maturity Date (as amended by this Agreement), unless prior to such date the Obligations have been paid in full (other than contingent indemnification obligations), in which case the Secondary Amendment Fee shall be deemed canceled and waived in full.
6.Reimbursement of Fees and Expenses. Without in any way limiting the obligations of the Loan Parties under the Loan Documents, upon demand therefor, the Loan Parties shall promptly reimburse the Administrative Agent for all reasonable fees and out of pocket expenses incurred in connection with the Loan Documents and the transactions contemplated hereby (including the reasonable fees and expenses of Moore & Van Allen PLLC, as counsel to the Administrative Agent).
7.Conditions Precedent. This Agreement shall be effective on the date (the “Effective Date”) that each of the following conditions have been satisfied or waived, in each case as determined by the Administrative Agent in its sole discretion:
(a)Executed Agreement. The Administrative Agent shall have received a copy of this Agreement duly executed by each Loan Party, the Administrative Agent, and the Lenders.
(b)Principal Payment. The Administrative Agent shall have received transmittal evidence of a payment in immediately available funds in the amount of $6,000,000, which shall be applied to the outstanding principal amount of the Revolving Loans; provided, that the Administrative Agent shall have actually received such payment by no later than 5:00 p.m. (Eastern time) on May 6, 2024.
(c)Effective Date Amendment Fee. The Administrative Agent shall have received, for the benefit of the Lenders, transmittal evidence of the payment of the Effective Date

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Amendment Fee; provided, that the Administrative Agent shall have actually received such payment by no later than 5:00 p.m. (Eastern time) on May 6, 2024.
(d)Fees and Expenses. The Administrative Agent shall have received transmittal evidence of reimbursement for all reasonable fees and out of pocket expenses of the Administrative Agent incurred in connection with this Agreement and the other Loan Documents (including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC as counsel to the Administrative Agent); provided, that the Administrative Agent shall have actually received such reimbursement by no later than 5:00 p.m. (Eastern time) on May 6, 2024.
(e)Certificates and Resolutions. The Administrative Agent shall have received:
(i)copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the Effective Date; provided, that, the items referenced in this clause (i) may be evidenced by certifications that such items have not been amended, repealed, modified or restated since the last copies of such items delivered by such Loan Party to the Administrative Agent and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the date of such delivery; and
(ii)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the Credit Agreement.
8.Representations of Loan Parties. Each Loan Party represents and warrants to the Administrative Agent, the Lenders, and the L/C Issuer as follows:
(a)Each Loan Party has the requisite power and authority and has taken all necessary action to authorize the execution, delivery, and performance of this Agreement in accordance with its terms.
(b)This Agreement has been duly executed and delivered by each Loan Party and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as may be limited by Debtor Relief Laws or by equitable principles relating to enforceability.
(c)The execution, delivery, and performance by the Loan Parties of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not require, as a condition to the effectiveness thereof, any registration with, consent, or approval of, or notice to, or other action to, with or by, any Governmental Authority except for filings, recordings, or consents where failure to obtain or make could not reasonably be expected to have a Material Adverse Effect.
(d)Other than the filing of this Agreement with the SEC, no material consent or approval of, registration or filing with, or any other action by, any Governmental Authority is

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required in connection with the execution, delivery, or performance by any Loan Party of this Agreement.
(e)After giving effect to this Agreement, the representations and warranties set forth in the Loan Documents are true and correct in all material respects (but without duplication of any existing materiality qualifiers) as of the Effective Date, except those that specifically relate to an earlier date, which shall have been true and correct in all material respects (but without duplication of any existing materiality qualifiers) on and as of such earlier date.
(f)No event has occurred and is continuing which constitutes a Default or an Event of Default.
(g)The parties executing this Agreement as Guarantors include each Subsidiary of any Loan Party that is required pursuant to Section 6.12 of the Credit Agreement to become a Loan Party as of the Effective Date.
9.Release.
(a)Each Loan Party hereby releases and forever discharges the Administrative Agent, the L/C Issuer, and each Lender, and their respective predecessors, successors, assigns, attorneys, and Related Parties (each and every of the foregoing, a “Released Party”) from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions, and causes of action of any nature whatsoever, in each case to the extent arising in connection with any of the Loan Documents through the Effective Date, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, whether liquidated or unliquidated, whether absolute or contingent, whether foreseen or unforeseen, and whether or not heretofore asserted, which any of the foregoing may have or claim to have against any Released Party.
(b)Each Loan Party understands, acknowledges, and agrees that the release of each Released Party provided in this Section 9 includes a waiver of any and all rights and protections such Person may have under Section 1542 of the Civil Code of California (the text of which is below) and any similar statute or law (including, without limitation, any similar statute or law applicable in the State of New York or any jurisdiction of incorporation or organization of any Loan Party). Section 1542 of the Civil Code of California provides:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
By executing this Agreement, each Loan Party (i) waives and relinquishes any and all rights and benefits which they may have under Section 1542 of the Civil Code or California, and any similar statute or law (including, without limitation, any similar statute or law applicable in the State of New York or any jurisdiction or incorporation or organization of any Loan Party), and (ii) assumes the risk of releasing or covenanting not to sue in respect of any existing, but as of yet unknown, claims. The parties hereto acknowledge and agree that this waiver is an essential term of this Agreement.

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10.No Actions, Claims. Each Loan Party represents, warrants, acknowledges, and confirms that, as of the date hereof, it has no knowledge of any action, cause of action, claim, demand, damage, or liability of whatever kind or nature, in law or in equity, against any Released Party arising from any action by such Persons, or failure of such Persons to act, under or in connection with any of the Loan Documents.
11.Incorporation of Agreement. Except as specifically modified herein, the terms of the Loan Documents shall remain in full force and effect. The execution, delivery, and effectiveness of this Agreement shall not operate as a waiver of any right, power, or remedy of the Administrative Agent or the Lenders under the Loan Documents, or constitute a waiver or amendment of any provision of the Loan Documents, except as expressly set forth herein.
12.No Third-Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns, and the obligations hereof shall be binding upon the Loan Parties. No other Person shall have or be entitled to assert rights or benefits under this Agreement, other than any non-party Released Party only with respect to Section 9 and Section 10 hereof.
13.Entirety. This Agreement, the Credit Agreement, and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof. This Agreement, the Credit Agreement, and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.
14.Counterparts. This Agreement may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.
15.Governing Law; Submission to Jurisdiction; Etc.; Waiver of Jury Trial. The governing law, submission to jurisdiction, waiver of venue, service of process, and waiver of jury trial provisions contained in Sections 11.14 and 11.15 of the Credit Agreement are hereby incorporated by reference mutatis mutandis.
16.Further Assurances. Each of the parties hereto agrees to execute and deliver, or to cause to be executed and delivered, all such instruments as may reasonably be requested to effectuate the intent and purposes, and to carry out the terms, of this Agreement.
17.Miscellaneous. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, then such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Except as otherwise provided in this Agreement, if any provision contained in this Agreement conflicts with, or is inconsistent with, any provision in any Loan Document, then the provision contained in this Agreement shall govern and control.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	COMSCORE, INC., a Delaware corporation By: /s/ Mary Margaret Curry Name: Mary Margaret Curry Title: Chief Financial Officer & Treasurer
GUARANTORS:
PROXIMIC, LLC,
a Delaware limited liability company
M.LABS, LLC,
a Delaware limited liability company
LNKMTR, LLC,
a Delaware limited liability company
FULL CIRCLE STUDIES, INC.,
a Delaware corporation
MARKETSCORE, INC., a Delaware corporation
TMRG, INC., a Delaware corporation
VOICEFIVE, INC., a Delaware corporation
CREATIVE KNOWLEDGE, INC.,
a Delaware corporation
CSWS, LLC, a Virginia limited liability company
CARMENERE HOLDING COMPANY,
a Delaware corporation
COMSCORE INTERNATIONAL INC.,
a Delaware corporation
COMSCORE HOLDINGS LLC,
a Delaware limited liability company
COMSCORE EUROPE, LLC,
a Delaware limited liability company
HOLLYWOOD SOFTWARE, INC.,
a California corporation

By: /s/ Ashley Wright
Name: Ashley Wright
Title: President and Secretary

COMSCORE
THIRD AMENDMENT TO CREDIT AGREEMENT

COMSCORE BRAND AWARENESS, L.L.C.,
a Delaware limited liability company

By: comScore, Inc., its sole member

By: /s/ Mary Margaret Curry
Name: Mary Margaret Curry
Title: Chief Financial Officer & Treasurer

RENTRAK, LLC,
an Oregon limited liability company
SS MEDIA HOLDCO, LLC,
a Delaware limited liability company
SHAREABLEE, LLC,
a Delaware limited liability company

By: /s/ Mary Margaret Curry
Name: Mary Margaret Curry
Title: Chief Financial Officer & Treasurer

[SIGNATURE PAGES CONTINUE]
COMSCORE
THIRD AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT:            BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Ena Ukachi
Name: Ena Ukachi
Title: Senior Vice President

COMSCORE
THIRD AMENDMENT TO CREDIT AGREEMENT

LENDERS:    BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

By: /s/ Ena Ukachi
Name: Ena Ukachi
Title: Senior Vice President
COMSCORE
THIRD AMENDMENT TO CREDIT AGREEMENT

Schedule 1

Amended Schedule 1.01(b)

[See attached.]

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SCHEDULE 1.01(b)

Initial Commitments and Applicable Percentages
As of the Third Amendment Effective Date

Lender	Revolving Commitment	Applicable Percentage of Revolving Facility
Bank of America, N.A.	$25,000,000.00	100.000000000%
Total:	$25,000,000.00	100.000000000%

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